Exhibit 99.1

Investor Meetings August 2013 Maximizing Shareholder Value

Forward Looking Statements This presentation contains, and management may make, certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. Words such as "may,” “will,” “should,” “could,” “likely,” “anticipates," “intends,” "believes," "estimates," "expects," "forecasts," “plans,” “projects,” "predicts" and “outlook” and similar words and expressions are intended to identify forward-looking statements. Examples of our forward-looking statements include, among others, statements relating to our outlook, our future operating results on a segment basis, our future Adjusted EBITDA and free cash flows, our share repurchase plans and our strategic initiatives. Although they reflect Rockwood’s current expectations, they involve a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied, and not guarantees of future performance. These risks, uncertainties and other factors include, without limitation, Rockwood’s business strategy; changes in general economic conditions in North America and Europe and in other locations in which Rockwood currently does business; competitive pricing or product development activities affecting demand for Rockwood’s products; technological changes affecting production of Rockwood’s materials; fluctuations in interest rates, exchange rates and currency values; availability and pricing of raw materials; governmental and environmental regulations and changes in those regulations; fluctuations in energy prices; changes in the end-use markets in which Rockwood’s products are sold; hazards associated with chemicals manufacturing; Rockwood’s ability to access capital markets; Rockwood’s high level of indebtedness; risks associated with competition and the introduction of new competing products, especially from the Asia-Pacific region; risks associated with international sales and operations; risks associated with information securities and the risks, uncertainties and other factors discussed under "Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Rockwood's Form 10-K for the year ended December 31, 2012 and other periodic reports filed with or furnished to the Securities and Exchange Commission. Rockwood does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Agenda Rockwood Investment Considerations and 2013 Initiatives Core Businesses Lithium Surface Treatment Non-Strategic Businesses Performance Additives/Titanium Dioxide Pigments Rockwood Strategy to Maximize Shareholder Value Appendices

Rockwood Strategy and Business Overview

Corporate Strategy Self-sufficient, highly focused and accountable business units with the following characteristics: Global market leadership Technology leadership High margins Limited exposure to raw material and energy price changes Common corporate culture with the following elements: Customers – Focus on superior customer service Cash Generation – Deliver superior financial performance, productivity improvement and disciplined redeployment of capital; and Commitment – Target excellence and execution

Management Philosophy Small corporate center Self-sufficient and accountable business units Detailed operating metrics Short term incentive plan based on cash generation Long term equity plan for key executives On-site communication and motivation of all employees

Rockwood Investment Considerations Market-leading business niche positions Drive Adjusted EBITDA margins of 25%+ Strong free cash flow Solid balance sheet Goal of 20% average per year growth in EPS Shareholder aligned management team with meaningful equity ownership

2013 Planned Initiatives: Maximizing Shareholder Value Announced share repurchase program for up to $400 million Estimated dividend yield in range of 2.8% to 3.2% Expected repayment of debt up to $600 million Launched strategic evaluation process for non-core businesses Initiatives Progress Update Repurchased 3.41 million shares through Q2 2013 for average price of $63.45/ps Increased quarterly dividend 15% to $0.40/ps from $0.35/ps Prepaid $512 million of debt Entered into definitive agreements for sale of our Advanced Ceramics business for EUR 1.49 billion and Clay-based Additives business for $635 million; process ongoing to address other non-strategic businesses

Rockwood Business Sectors – Net Sales and Adj. EBITDA Advanced Ceramics LTM 6/2013 Net Sales: $552M Adj. EBITDA: $177M % Margin: 32.1% Performance Additives * LTM 6/2013 Net Sales: $700M Adj. EBITDA: $122M % Margin: 17.4% Surface Treatment LTM 6/2013 Net Sales: $727M Adj. EBITDA: $159M % Margin: 21.9% Note: See Appendix for reconciliation of non-GAAP measures. TiO2 Pigments LTM 6/2013 Net Sales: $1,002M Adj. EBITDA: $33M % Margin: 3.3% Lithium LTM 6/2013 Net Sales: $479M Adj. EBITDA: $185M % Margin: 38.6% FY 2012 LTM 6/2013 Net Sales $3,507M $3,599M Adjusted EBITDA $779M $657M % Margin 22.2% 18.3% *Performance Additives comprised of: - Color Pigments and Services Clay-based Additives Timber Treatment Chemicals Sale – Disc. Ops Core Non-Strategic

Rockwood Today Lithium #1 Globally Lowest Cost Producer and Long Term Reserves with High Lithium Concentration Integrated Business Model for Upstream and Downstream Production Surface Treatment #2 Globally Growing market share due to innovation and customer relationships and reputation Strong free cash flow generation Performance Additives #2 Globally Well positioned to benefit from recovery in housing market and oil and natural gas drilling Titanium Dioxide Pigments Leading global supplier of specialty sulfate titanium dioxide Advanced Ceramics – Discontinued Operations #1 Globally Unique and exclusive market share position with high growth medical products

Rockwood Net Sales by Business/End-Use Market Source: Company 2012 estimates. Net Sales by Business Net Sales by End-Use Market

Rockwood Track Record of Steady Growth and Strong Adjusted EBITDA Margins Note: Numbers include Advanced Ceramics business which is expected to be sold in Q3 2013. Reflects proforma divestitures of the Groupe Novasep, Electronics and AlphaGary businesses; does not proforma Advantis business sold in Oct. 2008. FY 2008 on a proforma basis including bolt-on acquisitions. See Appendix for reconciliation of non-GAAP measures. 2,362 2,553 2,877 3,488 2,769 3,192 3,673 3,507 3,599 972 906 935 910 2005 2006 2007 2008 PF 2009 2010 2011 2012 LTM 6/2013 Q1/Q2 2013 Q1/Q2 2012 Q2 Net Sales Q1 Net Sales 464 489 583 652 510 634 863 779 657 166 221 168 235 2005 2006 2007 2008 PF 2009 2010 2011 2012 LTM 6/2013 Q1/Q2 2013 Q1/Q2 2012 Q2 Adj. EBITDA Q1 Adj. EBITDA Adjusted EBITDA Net Sales [$M] [$M] 19.6% 19.2% 20.3% 18.7% 18.4% 19.9% 23.5% 22.2% Margin % 18.3% 17.5% 25.1% 1,907 1,815 334 456

Core Businesses: Lithium and Surface Treatment

Diversity. Flexibility. Results. #1 global integrated producer of lithium compounds & chemicals Lithium

Lithium – Net Sales & Adjusted EBITDA Note: See Appendix for reconciliation of non-GAAP measures. 302 324 391 436 357 397 457 474 479 126 125 118 115 2005 2006 2007 2008 2009 2010 2011 2012 LTM 6/2013 Q1/Q2 2013 Q1/Q2 2012 Q2 Net Sales Q1 Net Sales 91 109 146 181 141 144 170 182 185 49 48 47 44 2005 2006 2007 2008 2009 2010 2011 2012 LTM 6/2013 Q1/Q2 2013 Q1/Q2 2012 Q2 Adj. EBITDA Q1 Adj. EBITDA Adjusted EBITDA Net Sales [$M] [$M] 30.3% 33.8% 37.4% 41.5% 39.5% 36.4% 37.3% 38.3% Margin % 38.6% 39.2% 38.6% 244 239 96 92

Organo- metallics Lithium Metal Special Salts Pharmaceuticals Pharmaceuticals Glass Ceramics Grease CO2 Absorption Elastomers Aluminum Li Primary Batteries Electronic Materials Cement Al-Alloys Mining Agrochemicals Li-Ion Batteries Li-Ion Batteries Scintillation Industrial Catalysis Airbag Ignition Lithium – Key Products and Applications Electronics Lithium Carbonate Lithium Hydroxide

Rockwood Lithium Net Sales Source: Company 2012 estimates. Competitors FMC Corporation Sociedad Quimica y Minera de Chile S.A. Tianqi Lithium / Talison Cabot Corporation Major Customers Syngenta AG Umicore Group Reshine Group Samsung SDI Co. Ltd. Bayer Crop Science Royal DSM N.V. Source: Company 2012 Estimates

Li-Acetylide Methyl-lithium Phenyl-lithium LDA LHS Li-t-Butoxide Li-Methoxide Li-Hydride Li-tri (t-butoxy)-alanate Li-Amide Li-Salicylate Li-Citrate Li-Benzoate Li-Acetate Li-Zeolite Potash Bischofite Li-Sulphate Li-Nitrate Li-Phosphate Li-Silicate Li-Tetra-borate Li-Chromate Sabalith Li-Nitride Li-Bromide Li-Fluoride Li-Peroxide Li-Hydroxide CO2-Absorption Products Li-Iodide Li-Perchlorate LiBOB Anodes Foils Lithium Carbonate Lithium Chloride Brines Butyl-lithium Li-Alanate Lithium Metal Life-Science Products Metal and Battery Products Other Products Lithium Value Chain

Lithium Business Model: Maximize Profit Margins Through Higher Value-Added Downstream Processes

LCE Historical Market Development Source: Rockwood Lithium estimates ‘*Other Applications’ include air treatment, Aluminum production, rubbers *

Forecast Potential Lithium Demand Volume Scenarios Source: Rockwood Lithium estimates and market surveys from BCG, Bloomberg, Avicenne, Roland Berger, Pike Research, Frauenhofer IST, Deutsche Bank Research, McKinsey, CTI, Anderman, JD Powers Glass & Ceramics Lubricating Greases Other Applications Portable Batteries 0 50,000 100,000 150,000 200,000 250,000 300,000 350,000 2012 2013 2014 2015 2016 2017 2018 2019 2020 Automotive high Automotive low Automotive aver.

Electromobility Value Chain:
ROC Lithium Cooperates with many Key Players!



Base Material

Rockwood Lithium



Active Materials

- Umicore
- Samsung
- Panasonic
- Nichia, Easpring
- BASF, Clariant
- Hunan Reshine



Battery Cell

- BAK
- PEVE
- LG Chem
- LiTec
- Panasonic
- AESC
- Leclanché



Pack Assembly

- SK Continental
- Accumotive
- Cobasys
- Toshiba



Automotive OEM

- Toyota
- GM, BMW
- Honda
- Nissan
- Daimler
- Volkswagen
- Hyundai
- PSA

Tesla (Pack Assembly – Automotive OEM)

Lithium Energy Japan
Bosch
BYD, B456 (Battery Cell – Pack Assembly)

Image sources: webpages GM, Tesla, BASF

Rockwood

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Surface Treatment Chemicals 2nd largest global producer of products & services for metal processing Automotive paint shop applications and automotive components, steel and aluminum coil industry, wire and tube drawing, cold extrusion, appliances, aluminum finishing, heavy equipment, aircraft manufacturing and maintenance.

Chemetall Markets



Automotive OEM

Globally harmonized technologies available for NDT products, inhibitors, conversion coatings, cleaners, coolants, activating and passivating agents and maintenance chemicals.



Aerospace

Sealants and sealant removers, NDT products and equipment, corrosion protection, cleaners, pretreatment and paint strippers for airframe, aircraft operation and aero-engine applications.



Automotive Components

Broad portfolio of technologies from cleaners to conversion coatings for all kinds of components and substrates, such as steel or aluminium wheels, bumpers or diesel injection systems.



Coil

A variety of technologies for coil coating and galvanizing processes. Prepainted and passivated metal sheets are used in automotive, building, electrical and packaging industries.



Metal (Cold) Forming

Tube industry (from the blank tube to the precision tube), wire industry (from cold heading to spring steel wire) and cold extrusion (complex geometries extruded net shape).



General Industry

Broad portfolio of metal pretreatment technologies for all kinds of applications such as furniture, garden fences, trains, electrical cabines and many more.



Heavy Equipment

Eco-friendly and efficient technologies ensure an excellent and long-term surface quality for off-road vehicles, construction equipment, industrial machines and agricultural vehicles.



Appliances, HVAC

Broad portfolio eco-friendly, nickel-free and chrome-free processes – from cleaners, conversion coatings, paint detackification to maintenance chemicals.



Metal Packaging

High efficient cleaners, conversion treatments and mobility enhancers for the aluminium beverage can manufacturing.



Aluminium Finishing

Pretreatment technologies, anodizing processes and service products ensure an excellent surface in the architectural and construction industry.

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Surface Treatment – Net Sales & Adjusted EBITDA Note: FY 2008 on a proforma basis including bolt-on acquisitions. See Appendix for reconciliation of non-GAAP measures. 471 522 594 724 564 662 743 723 726 191 184 185 189 2005 2006 2007 2008 PF 2009 2010 2011 2012 LTM 6/2013 Q1/Q2 2013 Q1/Q2 2012 Q2 Net Sales Q1 Net Sales 69 82 98 120 86 124 151 155 159 43 39 39 40 2005 2006 2007 2008 PF 2009 2010 2011 2012 LTM 6/2013 Q1/Q2 2013 Q1/Q2 2012 Q2 Adj. EBITDA Q1 Adj. EBITDA Adjusted EBITDA Net Sales [$M] [$M] 14.7% 15.8% 16.5% 16.6% 15.2% 18.7% 20.3% 21.5% Margin % 21.9% 22.1% 21.1% 376 372 83 79

Surface Treatment Market Share by Segment Estimated Total Market Chemetall Net Sales Automotive $ 800 million $ 117 million Wheels $ 85 million $ 19 million Can $ 85 million $ 3 million Metal Working $ 650 million $ 54 million Aluminum Finishing $ 250 million $ 16 million Auto Components $ 250 million $ 56 million Net Sales by Market Source: Company 2012 estimates. Competitors Henkel AG & Co. KGaA Nihon Parkerizing Co., Ltd. PPG Industries, Inc. Nippon Paint Co., Ltd. Major Customers Daimler AG ArcelorMittal Volkswagen AG European Aeronautic Defense & Space Company (EADS) N.V. Ford

Non-Strategic Businesses: Performance Additives/Titanium Dioxide Pigments

Performance Additives



Color Pigments (Anticipated Meaningful Synergies with TiO2)

#2 global supplier of synthetic iron oxide pigments & technical grade ultramarine blue pigments

Pigments for the coloring of concrete products including paving stones, bricks, concrete blocks, roofing tiles, stucco and mortar; color pigments for paints, coating, plastics, paper, rubber and inks; high-purity iron oxides for pharmaceuticals, food and cosmetics; specialty iron oxides for toners and catalysts.



Clay-based Additives (Executed Sale Agreement)

A global leader in specialty additives & rheological modifiers

To modify the flow and thickness of materials, keep solids in suspension and/or maintain levels of coloration in architectural coatings, ink, paper manufacturing, personal care and household products, oilfield drilling fluids and carbonless carbon paper.



Timber Treatment (50/50 Joint Venture with Dow Chemical)

Leading formulator of preservative systems for the pressure treated lumber industry

Chemicals to protect wood against decay, termites, mold growth, fire and the effects of weathering in a wide range of residential, commercial and industrial applications, including decking, fencing, garden furniture, playground equipment, framing, sheathing products and utility poles

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Performance Additives – Net Sales & Adjusted EBITDA Note: FY 2008 on a proforma basis including bolt-on acquisitions. does not proforma Advantis business sold in Oct. 2008 See Appendix for reconciliation of non-GAAP measures. 712 798 870 873 672 727 784 732 700 193 206 177 196 2005 2006 2007 2008 PF 2009 2010 2011 2012 LTM 6/2013 Q1/Q2 2013 Q1/Q2 2012 Q2 Net Sales Q1 Net Sales 154 141 163 114 95 124 144 124 122 39 38 36 39 2005 2006 2007 2008 PF 2009 2010 2011 2012 LTM 6/2013 Q1/Q2 2013 Q1/Q2 2012 Q2 Adj. EBITDA Q1 Adj. EBITDA Adjusted EBITDA Net Sales [$M] [$M] 21.6% 17.6% 18.7% 13.0% 14.2% 17.0% 18.4% 17.0% Margin % 17.4% 20.3% 19.2% 370 402 75 77

Ready Mixed Concrete Concrete Paving & Brick Plastics Paint Oil Fields Cosmetics Performance Additives - Key Applications

Source: Company 2012 Estimates Net Sales By End Market Performance Additives – Net Sales Color Pigments Clay-based Additives Timber/Viance Coatings, Paper & Plastic 4% Construction 85% Competitors Lanxess AG Lonza Group Ltd. Osmose, Inc. Elementis plc Major Customers Akzo Nobel Georgia-Pacific Corporation BASF Group E.I. duPont de Nemours

Titanium Dioxide Pigments (TiO2) A global market leader in specialty sulphate TiO2 products & specialty zinc sulfide & barium sulfate additives for niche applications Synthetic fiber, paint and coatings, plastics, printing inks, films, food, cosmetics and pharmaceuticals, and microparticles for catalyst systems; products for water treatment, steel manufacturing and the cement industry.

TiO2 Pigments – Net Sales & Adjusted EBITDA Note: FY 2008 on a proforma basis for JV with Kemira; does not include proforma Uerdingen prior to acquisition in July 2012. See Appendix for reconciliation of non-GAAP measures. 399 409 443 781 666 759 930 889 1,001 276 212 273 225 2005 2006 2007 2008 PF 2009 2010 2011 2012 LTM 6/2013 Q1/Q2 2013 Q1/Q2 2012 Q2 Net Sales Q1 Net Sales 81 82 83 108 97 130 258 165 33 - 10 55 9 76 2005 2006 2007 2008 PF 2009 2010 2011 2012 LTM 6/2013 Q1/Q2 2013 Q1/Q2 2012 Q2 Adj. EBITDA Q1 Adj. EBITDA Adjusted EBITDA Net Sales [$M] [$M] 20.3% 20.0% 18.7% 13.8% 14.6% 17.1% 27.7% 18.5% Margin % 3.3% - 0.2% 29.9% 549 437 - 1 130

Titanium Dioxide Pigments – Product Value Most widely used white pigment with unparalleled whitening strength and opacifying ability Key properties include: Chemical resistance in water or organic solvents UV absorption Thermal stability Low toxicity Sachtleben produces two commercially significant forms of TiO2: Anatase and Rutile Differ in crystal form and properties Anatase pigments produced by the sulfate process, rutile pigments by both sulfate and chloride process TiO2 Specialty barium and zinc based inorganic fine particle solids used as extender for TiO2, providing desirable characteristics Make colors more brilliant, coatings shine, plastic parts more stable, protection against light degradation Sachtleben is the leading global supplier of Functional Additives for high quality applications, with a number of brands considered industry benchmarks Functional Additives

Titanium Dioxide Pigments – Net Sales

Net Sales By End Market



TiO2
Fibers 16%
Inks 16%
Cosmetics/ Pharma/ Food 8%
Paper 4%
Active Materials (Catalysts) 6%
Paints & Coatings 28%
Plastics 22%



Functional Additives
Films 17%
Cosmetics/ Pharma/ Food 5%
Paper 1%
Plastics 44%
Coatings 33%

Competitors
Fuji Titanium Industry
DuPont Titanium Technologies
Kronos Worldwide
Huntsman

Major Customers
Akzo Nobel Coatings
Sun Chemicals
BASF Group
E.I. duPont de Nemours

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Source: Company ProForma 2012 Estimates including Uerdingen plant acquisition (July 2012)



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Summary: Focus on Maximizing Shareholder Value

Rockwood Strategy: Maximize Shareholder Value Focus Portfolio Focus On Growth & Productivity Improve Financial Ratios Invest in The Business Focus on Premier Portfolio Businesses Drive Growth Strong Balance Sheet Transportation Revolution Invest heavily in organic growth +5% per year Bolt-on acquisitions: +3% per year Focus on EPS growth of 20% per year Maintain Liquidity in the range of 15% to 18% of net sales Target Net Debt to Adj. EBITDA in the range of 1.5x to 2.5x Achieve in the Medium Term Investment Grade Corporate Credit Ratings Position the lithium business for the coming transportation revolution (electric cars) Target Global market position of #1 or #2 Continue Global technology leadership Drive Adjusted EBITDA margin of +25%

Appendices

Rockwood Principal Products/End-Use Markets

	2012 Net Sales					
	$ in millions	% of Total	Principal Products	End-Use Markets	Competitors	Major Customers
Lithium	$474.4	13%	- Lithium compounds and chemicals	- Life sciences (pharmaceutical synthesis and polymers) - Polymerization initiators for elastomers - Batteries for hybrid and electric vehicles and electronic devices	- FMC Corporation - Sociedad Quimica y Minera de Chile S.A. - Cabot Corporation - Sigma Aldrich Corporation	- Bayer CropScience (a division of Bayer AG) - Syngenta AG - Umicore S.A. - Samsung SDI Co. Ltd. - Royal DSM N.V.
Surface Treatment	$723.2	21%	- Metal surface treatment chemicals including corrosion protection/ prevention oils - Maintenance chemicals	- Automotive pre-coating metal treatment and car body pre-treatment - Steel and metal working - Aircraft industry	- Henkel AG & Co. KGaA - Nihon Parkerizing Co., Ltd. - PPG Industries, Inc. - Nippon Paint Co., Ltd.	- Daimler AG - ArcelorMittal - Volkswagen AG - European Aeronautic Defence and Space Company (EADS) N.V. - Ford
Performance Additives	$731.5	21%	- Iron-oxide pigments - Wood protection products - Inorganic chemicals - Synthetic and organic thickeners - Flocculants	- Residential and commercial construction and plastics - Coatings - Personal care, paper manufacturing and foundries - Oilfield - Water treatment	- Lanxess AG - Lonza Group Ltd. - Osmose, Inc. - Elementis plc	- Akzo Nobel - Georgia-Pacific Corporation - BASF Group - E.I. duPont de Nemours
Titanium Dioxide Pigments	$889.4	25%	- Titanium dioxide pigments - Barium compounds - Zinc compounds	- Synthetic fibers for clothing - Plastics - Paper - Paints and coatings - Pharmaceutical contrast media	- Fuji Titanium Industry Co., Ltd. - DuPont Titanium Technologies - Kronos Worldwide, Inc. - Tayca Corporation	- Akzo Nobel Coatings, Inc. - PPG Industries, Inc. - BASF Group - E.I. duPont de Nemours
Advanced Ceramics	$546.7	16%	- Ceramic ball head and liner components used in hip joint prostheses systems - Ceramic tapes - Cutting tools - Wear and corrosion - Armor components	- Medical (hip replacement surgery) - Industrial - Electronics - Automotive	- Kyocera Corporation - CoorsTek, Inc. - The Morgan Crucible Company plc - 3M	- Robert Bosch GmbH - Stryker Corporation - EPCOS AG - DePuy Orthopaedics, Inc.
Corporate and Other	$141.7	4%	- Natural and synthetic metal sulfides - Wafer recycling and repair - Rubber/thermoplastic components	- Disc brakes - Semiconductors manufacturing - Automotive	- Dow Corning Corporation - Nachmann S.r.l.	
	$3,506.9	100%				

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Future Potential LCE Demand for Lithium Battery (LIB) Market Source: Rockwood Lithium estimates and market surveys from BCG, Bloomberg, Avicenne, Roland Berger, Pike Research, Frauenhofer IST, Deutsche Bank Research, McKinsey, CTI, Anderman, JD Powers Application Lithium Carbonate Content Cell Phone 3 grams ~ 0.1 oz Notebook 30 grams ~ 1.0 oz Power Tool 30-40 grams ~ 1.0-1.4 oz Hybrid (HEV) 2.5 lbs Plug-in Hybrid (PHEV) 15 kWh 20 lbs Electrical Vehicle (EV) 25 kWh 50 lbs

E-Mobility – BEV and PHEV Market Development Source: Bloomberg New Energy Finance, Rockwood Lithium * Estimate based on 71 MM global new car sales in 2012; HEV new car sales of 875,000 in 2010, 715,000 in 2011, 1.7 million in 2012, and estimated 1.8 million in 2013 Drivers: BEV and PHEV sales trends increase significantly, following on societal growing adoption of non-conventional cars (i.e., HEV) Global incremental increase of EV new car sales driven by US, Japan, and Europe Switch from conventional to alternative fuel vehicles as % of new sales driven by increased number of models available New Sales 2010-2013 Available Number of BEV/PHEV Models Source: CFA‚ On the road to 54 MPG, April 2013 New Sales by Region Best Selling EVs in 2012: GM Volt (30,000 units) Toyota Prius PHV (27,000 units) Nissan Leaf (25,000 units) Mitsubishi i-MiEV (14,000 units) 0.3% EVs of 74 MM* new car sales in 2013 51,000 120,000

E-Mobility – Total EV Market Expectations by 2020 Source: Bloomberg New Energy Finance, Rockwood Lithium estimates NOTES: *Assumes mid-point of 80-120 MM projection 2020 of global new car sales and ‘automotive average’ scenario; **Calculated Assuming EV: 25 kWh; PHEV: 15 kWh; HEV: 3 kWh; LIB-share HEV: 40% (2020); ***Conversion factor 0.8 kg LCE / kWh Total New EV Car Sales Installed Capacity** LCE Demand*** Drivers: Increase in HEV conversion from nickel hydride to lithium battery Increased financial incentives and charging infrastructure accelerates conversion from conventional vehicles to non-conventional battery and plug-in battery vehicles Expected increase in PHEV car sales volumes demand same LCE volumes as with lower BEV car volume sales 2020: 4-4.5% EVs of 100 MM* new car sales 2013 E: PHEV: 5% HEV: 89% BEV: 6% 2013 E: PHEV: 30% HEV: 3% BEV: 67% 2013 E: PHEV: 30% HEV: 3% BEV: 67% BEV Dominant BEV Dominant BEV Dominant PHEV/HEV Dominant PHEV/HEV Dominant PHEV/HEV Dominant

Discontinued Ops. - Advanced Ceramics #1 for ceramic hip joint components; leader for ceramic cutting tools, discs for sanitary fittings, electronic ceramic applications & ceramic armor components Industrial and mobile electronic devices, automotive electronic components, medical technology, general industrial machinery and metalworking as well as energy and environmental industries.

Discontinued Ops. - Advanced Ceramics: Net Sales & Adjusted EBITDA Note: FY 2008 on a proforma basis including bolt-on acquisitions. See Appendix for reconciliation of non-GAAP measures. 370 390 453 539 412 516 585 547 552 150 143 143 145 2005 2006 2007 2008 PF 2009 2010 2011 2012 LTM 6/2013 Q1/Q2 2013 Q1/Q2 2012 Q2 Net Sales Q1 Net Sales 94 105 128 159 108 153 184 175 177 50 48 46 46 2005 2006 2007 2008 PF 2009 2010 2011 2012 LTM 6/2013 Q1/Q2 2013 Q1/Q2 2012 Q2 Adj. EBITDA Q1 Adj. EBITDA Adjusted EBITDA Net Sales [$M] [$M] 25.4% 26.9% 28.3% 29.5% 26.1% 29.7% 31.4% 32.0% Margin % 32.0% 32.8% 32.7% 293 287 96 94

 Chemical Applications Marktredwitz Medical Products Plochingen & Marktredwitz Cutting Tools Ebersbach Mechanical Systems Lauf & Wittlich Electronics Marktredwitz Multifunctional Ceramics Lauf Mechanical Applications Plochingen Discontinued Ops. - Advanced Ceramics: Divisions Source: Company estimates based on EUROMED data. Source: Company 2012 estimates.

ROC Results By Segment – Full Year 2012 and YTD 2013

	Net Sales				Adj. EBITDA [a]					
			% Change						% Change	
($M)	FY 2012	FY 2011	Total	Constant Currency	FY 2012	% Sales	FY 2011	% Sales	Total	Constant Currency
Lithium	474.4	456.5	3.9%	7.5%	181.9	38.3%	170.2	37.3%	6.9%	10.0%
Surface Treatment	723.2	743.2	(2.7%)	2.6%	155.2	21.5%	151.0	20.3%	2.8%	7.5%
Performance Additives	731.5	784.4	(6.7%)	(4.7%)	124.0	17.0%	144.0	18.4%	(13.9%)	(11.7%)
Titanium Dioxide Pigments	889.4	930.4	(4.4%)	3.5%	164.7	18.5%	257.6	27.7%	(36.1%)	(30.8%)
Corporate and Other	141.7	169.7	(16.5%)	(9.5%)	(21.7)		(43.7)		50.3%	53.8%
Total from continuing operations	2,960.2	3,084.2	(4.0%)	1.1%	604.1	20.4%	679.1	22.0%	(11.0%)	(6.5%)
Discontinued Operations - Advanced Ceramics	546.7	585.1	(6.6%)	0.3%	174.8	32.0%	183.7	31.4%	(4.8%)	2.9%
Total including discontinued operations	**$3,506.9**	**$3,669.3**	**(4.4%)**	**1.0%**	**$778.9**	**22.2%**	**$862.8**	**23.5%**	**(9.7%)**	**(4.5%)**

			% Change						% Change	
($M)	YTD 2013	YTD 2012	Total	Constant Currency	YTD 2013	% Sales	YTD 2012	% Sales	Total	Constant Currency
Lithium	244.2	239.3	2.0%	2.9%	95.9	39.3%	92.5	38.7%	3.7%	3.0%
Surface Treatment	375.7	372.4	0.9%	1.2%	82.9	22.1%	78.7	21.1%	5.3%	5.2%
Performance Additives	370.0	402.0	(8.0%)	(7.9%)	75.1	20.3%	77.1	19.2%	(2.6%)	(2.5%)
Titanium Dioxide Pigments	548.9	436.8	25.7%	24.2%	(0.9)	(0.2%)	130.4	29.9%	(100.7%)	(100.8%)
Corporate and Other	75.2	77.2	(2.6%)	(3.8%)	(15.2)		(16.7)		9.0%	8.4%
Total from continuing operations	**$1,614.0**	**$1,527.7**	**5.6%**	**5.4%**	**$237.8**	**14.7%**	**$362.0**	**23.7%**	**(34.3%)**	**(34.5%)**
Discontinued Operations - Advanced Ceramics	292.9	287.4	1.9%	0.8%	96.1		94.0	32.7%	2.2%	1.0%
Total including discontinued operations	**$1,906.9**	**$1,815.1**	**5.1%**	**4.7%**	**$333.9**	**17.5%**	**$456.0**	**25.1%**	**(26.8%)**	**(27.2%)**

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ROC Results By Segment – Q1 and Q2 2013

($M)	Net Sales Q2 2013	Net Sales Q2 2012	Net Sales % Change Total	Net Sales % Change Constant Currency	Adj. EBITDA [a] Q2 2013	% Sales	Adj. EBITDA [a] Q2 2012	% Sales	Adj. EBITDA % Change Total	Adj. EBITDA % Change Constant Currency
Lithium	125.7	124.6	0.9%	1.8%	49.0	39.0%	48.1	38.6%	1.9%	0.8%
Surface Treatment	191.2	183.8	4.0%	3.9%	43.4	22.7%	39.0	21.2%	11.3%	10.8%
Performance Additives	192.9	205.5	(6.1%)	(6.1%)	39.3	20.4%	38.3	18.6%	2.6%	2.6%
Titanium Dioxide Pigments	275.8	211.7	30.3%	27.9%	(9.5)	(3.4%)	54.8	25.9%	(117.3%)	(117.5%)
Corporate and Other	36.7	37.2	(1.3%)	(3.0%)	(6.1)		(6.8)		10.3%	10.3%
Total from continuing operations	**$822.3**	**$762.8**	**7.8%**	**7.2%**	**$116.1**	**14.1%**	**$173.4**	**22.7%**	**(33.0%)**	**(33.5%)**
Discontinued Operations - Advanced Ceramics	150.0	142.8	5.0%	3.3%	49.6		47.7	33.4%	4.0%	2.1%
Total including discontinued operations	**$972.3**	**$905.6**	**7.4%**	**6.6%**	**$165.7**	**17.0%**	**$221.1**	**24.4%**	**(25.1%)**	**(25.8%)**

($M)	Net Sales Q1 2013	Net Sales Q1 2012	Net Sales % Change Total	Net Sales % Change Constant Currency	Adj. EBITDA [a] Q1 2013	% Sales	Adj. EBITDA [a] Q1 2012	% Sales	Adj. EBITDA % Change Total	Adj. EBITDA % Change Constant Currency
Lithium	118.5	114.7	3.3%	4.2%	46.9	39.6%	44.4	38.7%	5.6%	5.4%
Surface Treatment	184.5	188.6	(2.2%)	(1.5%)	39.5	21.4%	39.7	21.0%	(0.5%)	(0.3%)
Performance Additives	177.1	196.5	(9.9%)	(9.8%)	35.8	20.2%	38.8	19.7%	(7.7%)	(7.5%)
Titanium Dioxide Pigments	273.1	225.1	21.3%	20.7%	8.6	3.1%	75.6	33.6%	(88.6%)	(88.6%)
Corporate and Other	38.5	40.0	(3.8%)	(4.5%)	(9.1)		(9.9)		8.1%	7.1%
Total from continuing operations	**$791.7**	**$764.9**	**3.5%**	**3.6%**	**$121.7**	**15.4%**	**$188.6**	**24.7%**	**(35.5%)**	**(35.5%)**
Discontinued Operations - Advanced Ceramics	142.9	144.6	(1.2%)	(1.7%)	46.5		46.3	32.0%	0.4%	(0.2%)
Total including discontinued operations	**$934.6**	**$909.5**	**2.8%**	**2.7%**	**$168.2**	**18.0%**	**$234.9**	**25.8%**	**(28.4%)**	**(28.5%)**

Rockwood
46

ROC Free Cash Flow ($M) 2008 2009 2010 2011 2012 Adjusted EBITDA $639 $541 $668 $863 $779 WC Change (a) (119) 119 27 (185) (147) Cash Taxes (41) (32) (35) (98) (88) Cash Interest (b) (164) (174) (159) (92) (71) Cash From Operating Activities $315 $454 $502 $488 $473 CAPEX (c) (219) (152) (181) (281) (284) Free Cash Flow (d) (e) $96 $302 $320 $207 $189 ($M) Q1 2013 Q1 2012 Q2 2013 Q2 2012 Adjusted EBITDA $168 $235 $166 $221 WC Change (a) (79) (146) 11 (82) Cash Taxes (13) (9) (32) (20) Cash Interest (b) (14) (26) (40) (13) Cash From Operating Activities $62 $54 $105 $107 CAPEX (c) (67) (73) (85) (69) Free Cash Flow (d) (e) ($6) ($19) $20 $37 (a) (b) (c) CAPEX net of government grants received and proceeds on sale of assets. (d) (e) Includes changes in accounts receivable, inventories, prepaid expenses, accounts payable, income taxes payable and accrued expenses. All figures net of the effect of foreign currency translation and impact of acquisitions and divestitures. Free Cash Flow is before share repurchases of $216.4 million and dividends paid of $61.9 million in the first half of 2013. Interest on the $1.25 billion Senior Notes due in 2020 is paid semi-annually in April and October of each year, commencing April 2013. Includes free cash flow for discontinued operations.

ROC Investing in the Business: Capital Expenditures Note: CapEx numbers for periods 2012, 2011 and 2010 are net of government grants of $9.4M, $16.0M and $3.2M, respectively. Pro forma for divestitures of the electronics and the AlphaGary plastic compounding businesses. Includes CapEx of Advanced Ceramics business. See Appendix for reconciliation of non-GAAP measures. Sustainable Maintenance CapEx (~3% of Net Sales) ($ in millions) % of Net Sales 7.0% 5.5% 5.6% 7.6% 8.2% 7.2% 8.7% 8.1% 7.7% $219 $152 $180 $280 $68 $74 $286 $70 $85 $153 $144

Consolidated Net Debt December 31, 2012 June 30, 2013 ($M) as reported (a) Covenant (b) as reported (a) Covenant (b) LTM Adj EBITDA $778.9 $840.3 (c) $656.9 $683.1 (c) Net Debt Rockwood Term Loans 924.1 924.1 911.0 911.0 TiO2 Venture Term Loans 514.5 501.7 - - Other Debt 63.1 56.9 62.6 57.8 Sr. Sub. Notes 1,250.0 - 1,250.0 - Total Debt $2,751.8 $1,482.7 $2,223.6 $968.8 Cash (1,273.6) (200.0) (321.7) (200.0) Net Debt $1,478.2 $1,282.7 $1,901.9 $768.8 Net Debt / LTM Adj. EBITDA 1.90 x 2.90 x Covenant - as calculated 1.53 x 1.13 x - with full cash 0.25 x 0.95 x Covenant per Credit Agreement 2.75 x 2.75 x periods presented). purposes, Euro denominated debt is converted at the average Euro-rate during the LTM period ($1.29 for all (c) Excludes Adjusted EBITDA from certain subsidiaries and joint ventures and stock-based compensation expenses; well as anticipated synergies for acquired businesses. (a) All Euro denominated debt is converted at the balance sheet rate ($1.32 at Dec. 31, 2012 and $1.30 at Jun. 30, 2013) (b) Covenant leverage ratio calculation under senior credit agreement for Rockwood Specialties Group, Inc. is net secured debt to LTM Adjusted EBITDA and specifies a maximum level of cash at $200 million. For covenant

Reconciliation of Net Sales – LTM 6/30/2013 and 2008 PF (a) Includes proforma adjustments primarily for the Kemira venture along with several bolt-on acquisitions completed in 2008. Net Sales - 2008 PF Discontinued Titanium Operations - Surface Performance Dioxide Corporate Advanced Lithium Treatment Additives Pigments and other Ceramics Net sales, as reported - year ended December 31, 2008 435.5 $ 691.1 $ 835.6 $ 534.8 $ 134.1 $ 2,631.1 $ 505.9 $ 3,137.0 $ Proforma adjustments (a) - 33.3 37.6 246.4 - 317.3 33.2 350.5 Total Net Sales 435.5 $ 724.4 $ 873.2 $ 781.2 $ 134.1 $ 2,948.4 $ 539.1 $ 3,487.5 $ Total incl. Advanced Ceramics ($ in millions) Total from Continuing Operations

Inc. from Cont. Ops. To Adjusted EBITDA – Q1 2013 and Q1 2012

	Lithium	Surface Treatment	Performance Additives	Titanium Dioxide Pigments	Discontinued Operations - Advanced Ceramics	Corporate and other	Consolidated
Three months ended March 31, 2013							
Income (loss) from continuing operations before taxes	$ 30.4	$ 27.2	$ 19.1	$ (33.3)	$ -	$ (48.1)	$ (4.7)
Interest expense, net	0.7	3.0	1.4	5.9	-	18.1	29.1
Depreciation and amortization	11.1	7.9	14.4	18.2	-	2.3	53.9
Restructuring and other severance costs (a)	3.9	2.2	0.6	0.3	-	-	7.0
Systems/organization establishment expenses (income) (b)	0.1	0.6	-	(0.1)	-	-	0.6
Acquisition and disposal costs (c)	0.1	-	0.1	-	-	2.3	2.5
Loss on early extinguishment/modification of debt (d)	-	-	-	17.6	-	-	17.6
Foreign exchange loss (gain) on financing activities, net (e)	0.6	(1.9)	0.1	-	-	16.4	15.2
Other	-	0.5	0.1	-	-	(0.1)	0.5
Adjusted EBITDA from continuing operations	46.9	39.5	35.8	8.6	-	(9.1)	121.7
Discontinued operations - Advanced Ceramics	-	-	-	-	46.5	-	46.5
Total Adjusted EBITDA	$ 46.9	$ 39.5	$ 35.8	$ 8.6	$ 46.5	$ (9.1)	$ 168.2
Three months ended March 31, 2012							
Income (loss) from continuing operations before taxes	$ 16.0	$ 22.7	$ 18.5	$ 53.6	$ -	$ (24.4)	$ 86.4
Interest expense, net	1.0	5.2	2.2	1.9	-	10.1	20.4
Depreciation and amortization	10.7	7.9	15.1	17.3	-	2.0	53.0
Restructuring and other severance costs (a)	11.3	0.8	2.0	-	-	0.1	14.2
Systems/organization establishment expenses (b)	-	-	0.1	1.5	-	-	1.6
Loss on early extinguishment/modification of debt (d)	2.2	3.0	0.9	-	-	3.6	9.7
Foreign exchange loss (gain) on financing activities, net	3.2	-	-	-	-	(1.6)	1.6
Other (c)	-	0.1	-	1.3	-	0.3	1.7
Adjusted EBITDA from continuing operations	44.4	39.7	38.8	75.6	-	(9.9)	188.6
Discontinued operations - Advanced Ceramics	-	-	-	-	46.3	-	46.3
Total Adjusted EBITDA	$ 44.4	$ 39.7	$ 38.8	$ 75.6	$ 46.3	$ (9.9)	$ 234.9

51

Inc. from Cont. Ops. To Adjusted EBITDA – Q2 2013 and Q2 2012

($ in millions)	Lithium	Surface Treatment	Performance Additives	Titanium Dioxide Pigments	Discontinued Operations - Advanced Ceramics	Corporate and other	Consolidated
Three months ended June 30, 2013							
Income (loss) from continuing operations before taxes	$ 29.2	$ 30.2	$ 21.7	$ (28.4)	$ -	$ (32.8)	$ 19.9
Interest expense, net	0.7	2.9	1.3	0.4	-	18.1	23.4
Depreciation and amortization	11.8	7.6	14.5	18.1	-	2.4	54.4
Restructuring and other severance costs	0.5	1.2	0.9	0.1	-	-	2.7
Systems/organization establishment expenses	0.4	0.1	-	0.2	-	-	0.7
Acquisition and disposal costs	-	0.8	0.2	0.1	-	12.4	13.5
Asset write-downs and other	4.7	-	-	-	-	-	4.7
Foreign exchange loss (gain) on financing activities, net	1.7	0.6	0.3	-	-	(6.9)	(4.3)
Other	-	-	0.4	-	-	0.7	1.1
Adjusted EBITDA from continuing operations	49.0	43.4	39.3	(9.5)	-	(6.1)	116.1
Discontinued operations - Advanced Ceramics	-	-	-	-	49.6	-	49.6
Total Adjusted EBITDA	$ 49.0	$ 43.4	$ 39.3	$ (9.5)	$ 49.6	$ (6.1)	$ 165.7
Three months ended June 30, 2012							
Income (loss) from continuing operations before taxes	$ 36.4	$ 23.7	$ 20.0	$ 29.6	$ -	$ (19.6)	$ 90.1
Interest expense, net	0.9	3.6	1.8	3.6	-	5.1	15.0
Depreciation and amortization	10.8	7.9	14.7	17.0	-	2.1	52.5
Restructuring and other severance costs	0.8	1.2	1.6	-	-	-	3.6
Systems/organization establishment expenses	0.3	-	0.1	-	-	-	0.4
Acquisition and disposal costs	-	0.1	-	1.7	-	0.2	2.0
Loss on early extinguishment/modification of debt	-	-	-	2.7	-	-	2.7
Asset write-downs and other	-	0.1	0.1	-	-	-	0.2
Foreign exchange (gain) loss on financing activities, net	(1.2)	2.1	(0.1)	-	-	5.6	6.4
Other	0.1	0.3	0.1	0.2	-	(0.2)	0.5
Adjusted EBITDA from continuing operations	48.1	39.0	38.3	54.8	-	(6.8)	173.4
Discontinued operations - Advanced Ceramics	-	-	-	-	47.7	-	47.7
Total Adjusted EBITDA	$ 48.1	$ 39.0	$ 38.3	$ 54.8	$ 47.7	$ (6.8)	$ 221.1

Rockwood Powered by Lithium



52

Inc. from Cont. Ops. To Adjusted EBITDA – LTM 6/2013 Discontinued Titanium Operations - Surface Performance Dioxide Advanced Corporate Lithium Treatment Additives Pigments Ceramics and other Twelve months ended June 30, 2013 Income (loss) from continuing operations before taxes 106.0 $ 102.6 $ 51.8 $ (88.7) $ - $ (95.5) $ 76.2 $ Interest expense, net 2.8 12.7 5.3 23.4 - 45.1 89.3 Depreciation and amortization 45.6 31.6 58.1 72.6 - 9.2 217.1 Restructuring and other severance costs 18.4 9.4 4.8 2.2 - 0.1 34.9 Systems/organization establishment expenses 0.8 2.1 - 0.8 - 0.1 3.8 Acquisition and disposal costs 0.1 0.9 0.3 0.6 - 12.2 14.1 Acquisition method inventory charges - - - 3.3 - - 3.3 Loss on early extinguishment/modification of debt 0.4 - 0.3 17.7 - 0.4 18.8 Asset write-downs and other 4.8 0.1 0.3 - - - 5.2 Foreign exchange loss (gain) on financing activities, net 6.5 (0.4) 0.4 - - 6.6 13.1 Other (0.1) 0.4 0.7 1.5 - 1.6 4.1 Adjusted EBITDA from continuing operations 185.3 159.4 122.0 33.4 - (20.2) 479.9 Discontinued operations - Advanced Ceramics - - - - 176.9 - 176.9 Total Adjusted EBITDA 185.3 $ 159.4 $ 122.0 $ 33.4 $ 176.9 $ (20.2) $ 656.8 $ ($ in millions) Consolidated

Inc. from Cont. Ops. To Adjusted EBITDA – 2012 Discontinued Titanium Operations - Surface Performance Dioxide Advanced Corporate Lithium Treatment Additives Pigments Ceramics and other Year ended December 31, 2012 Income (loss) from continuing operations before taxes 98.8 $ 91.6 $ 49.5 $ 56.2 $ - $ (58.6) $ 237.5 $ Interest expense, net 3.3 15.6 6.6 22.6 - 24.1 72.2 Depreciation and amortization 44.2 31.9 59.0 70.6 - 8.6 214.3 Restructuring and other severance costs 26.1 8.0 6.9 1.8 - 0.2 43.0 Systems/organization establishment expenses 0.6 1.4 0.2 2.2 - 0.1 4.5 Acquisition and disposal costs - 0.2 - 2.2 - (2.3) 0.1 Acquisition method inventory charges - - - 3.3 - - 3.3 Loss on early extinguishment/modification of debt 2.6 3.0 1.2 2.8 - 4.0 13.6 Asset write-downs and other 0.1 0.2 0.4 - - - 0.7 Foreign exchange loss (gain) on financing activities, net 6.2 3.0 (0.1) - - 1.1 10.2 Other - 0.3 0.3 3.0 - 1.1 4.7 Adjusted EBITDA from continuing operations 181.9 155.2 124.0 164.7 - (21.7) 604.1 Discontinued operations - Advanced Ceramics - - - - 174.8 - 174.8 Total Adjusted EBITDA 181.9 $ 155.2 $ 124.0 $ 164.7 $ 174.8 $ (21.7) $ 778.9 $ ($ in millions) Consolidated

Inc. from Cont. Ops. To Adjusted EBITDA – 2011 Discontinued Titanium Operations - Surface Performance Dioxide Advanced Corporate Lithium Treatment Additives Pigments Ceramics and other Year ended December 31, 2011 Income (loss) from continuing operations before taxes 118.0 $ 80.3 $ 69.7 $ 163.7 $ - $ (77.8) $ 353.9 $ Interest expense, net 7.4 20.6 9.1 12.7 - 24.7 74.5 Depreciation and amortization 41.4 33.1 58.4 71.9 - 8.7 213.5 Restructuring and other severance costs 3.2 8.0 2.3 - - 0.3 13.8 Systems/organization establishment expenses - 0.8 0.7 5.0 - - 6.5 Acquisition and disposal costs - 0.1 - - - 0.2 0.3 Loss on early extinguishment/modification of debt 2.9 4.8 1.7 - - 3.2 12.6 Foreign exchange (gain) loss on financing activities, net (2.8) 3.0 1.1 - - (3.4) (2.1) Other 0.1 0.3 1.0 4.3 - 0.4 6.1 Adjusted EBITDA from continuing operations 170.2 151.0 144.0 257.6 - (43.7) 679.1 Discontinued operations - Advanced Ceramics - - - - 183.7 - 183.7 Total Adjusted EBITDA 170.2 $ 151.0 $ 144.0 $ 257.6 $ 183.7 $ (43.7) $ 862.8 $ ($ in millions) Consolidated

Inc. from Cont. Ops. To Adjusted EBITDA – 2010 (a) Excludes discontinued operations of the plastic compounding business. Discontinued Titanium Operations - Surface Performance Dioxide Advanced Corporate Lithium Treatment Additives Pigments Ceramics and other Year ended December 31, 2010 Income (loss) from continuing operations before taxes 85.5 $ 55.5 $ 34.0 $ 44.5 $ - $ (87.4) $ 132.1 $ Interest expense, net 20.7 30.3 25.8 15.0 - 30.2 122.0 Depreciation and amortization 37.1 33.6 56.8 69.6 - 9.2 206.3 Restructuring and other severance costs - 2.0 1.5 - - 0.4 3.9 Systems/organization establishment expenses - 1.0 0.3 0.5 - 0.1 1.9 Acquisition and disposal costs - 0.1 0.2 - - 1.0 1.3 Loss on early extinguishment/modification of debt 0.2 0.4 0.3 - - 0.3 1.2 Asset write-downs and other 0.3 1.5 4.1 0.1 - 4.7 10.7 Foreign exchange loss (gain) on financing activities, net 0.6 (0.2) 0.1 - - 0.9 1.4 Other - (0.1) 0.7 (0.2) - - 0.4 Adjusted EBITDA from continuing operations 144.4 124.1 123.8 129.5 - (40.6) 481.2 Discontinued operations - Advanced Ceramics - - - - 153.2 - 153.2 Total Adjusted EBITDA (a) 144.4 $ 124.1 $ 123.8 $ 129.5 $ 153.2 $ (40.6) $ 634.4 $ ($ in millions) Consolidated

Inc. from Cont. Ops. To Adjusted EBITDA – 2009 (a) Excludes discontinued operations of the plastic compounding business. Discontinued Titanium Operations - Surface Performance Dioxide Advanced Corporate Lithium Treatment Additives Pigments Ceramics and other Year ended December 31, 2009 Income (loss) from continuing operations before taxes 70.7 $ 8.3 $ (15.0) $ (8.3) $ - $ (50.8) $ 4.9 $ Interest expense, net 27.2 34.0 31.8 24.6 - 24.4 142.0 Depreciation and amortization 35.2 35.3 62.7 77.7 - 11.3 222.2 Restructuring and other severance costs 0.5 5.2 6.1 0.1 - 1.4 13.3 Systems/organization establishment expenses - 0.7 2.1 3.1 - 0.1 6.0 Acquisition and disposal costs - 0.1 2.7 0.1 - 0.1 3.0 Loss on early extinguishment/modification of debt 5.8 5.2 2.4 - - 6.0 19.4 Asset write-downs and other (0.1) 0.4 0.2 - - 1.8 2.3 Foreign exchange loss (gain) on financing activities, net 1.7 (5.9) 0.1 - - (11.3) (15.4) Other 0.2 2.4 2.0 - - (0.1) 4.5 Adjusted EBITDA from continuing operations 141.2 85.7 95.1 97.3 - (17.1) 402.2 Discontinued operations - Advanced Ceramics - - - - 107.7 - 107.7 Total Adjusted EBITDA (a) 141.2 $ 85.7 $ 95.1 $ 97.3 $ 107.7 $ (17.1) $ 509.9 $ ($ in millions) Consolidated

Inc. from Cont. Ops. To Adjusted EBITDA – 2008 PF

($ in millions)	Lithium	Surface Treatment	Performance Additives	Titanium Dioxide Pigments	Discontinued Operations - Advanced Ceramics	Corporate and other	Consolidated
Year ended December 31, 2008							
Income (loss) from continuing operations before taxes	$ 117.9	$ 43.2	$ (470.6)	$ (266.3)	$ -	$ (155.5)	$ (731.3)
Interest expense, net	27.6	20.8	31.7	37.7	-	73.3	191.1
Depreciation and amortization	36.3	29.8	67.2	56.3	-	13.0	202.6
Goodwill impairment charges	-	-	456.6	247.7	-	13.2	717.5
Restructuring and other severance costs	1.3	15.9	9.8	0.2	-	2.4	29.6
Systems/organization establishment expenses	-	2.7	5.1	3.4	-	1.0	12.2
Acquisition and disposal costs	-	-	0.9	-	-	0.8	1.7
Acquisition method inventory charges	-	0.8	1.5	3.3	-	-	5.6
Gain on early extinguishment of debt	-	-	-	-	-	(4.0)	(4.0)
Asset write-downs and other	0.2	(1.5)	0.5	1.1	-	(2.3)	(2.0)
Acquired in-process research and development	-	-	2.6	-	-	-	2.6
Foreign exchange (gain) loss on financing activities, net	(2.4)	5.3	0.3	(0.3)	-	28.0	30.9
Other	-	(0.5)	1.5	-	-	0.9	1.9
Proforma Adjustments (a)	-	3.7	6.4	24.6	-	-	34.7
Adjusted EBITDA from continuing operations	180.9	120.2	113.5	107.7	-	(29.2)	493.1
Discontinued operations - Advanced Ceramics	-	-	-	-	158.7	-	158.7
Total Adjusted EBITDA (b)	$ 180.9	$ 120.2	$ 113.5	$ 107.7	$ 158.7	$ (29.2)	$ 651.8

(a) Includes proforma adjustments primarily for the Kemira venture along with several bolt-on acquisitions completed in 2008.

(b) Excludes discontinued operations of the plastic compounding business

Rockwood Powered by Lithium



58

Inc. from Cont. Ops. To Adjusted EBITDA – 2007

($ in millions)	Lithium	Surface Treatment	Performance Additives	Titanium Dioxide Pigments	Discontinued Operations - Advanced Ceramics	Corporate and other	Consolidated
Year ended December 31, 2007							
Income (loss) from continuing operations before taxes	$ 89.0	$ 67.1	$ 69.8	$ 6.3	$ -	$ (143.9)	$ 88.3
Interest expense, net	25.7	10.5	20.8	32.2	-	87.4	176.6
Depreciation and amortization	32.1	19.6	58.7	42.3	-	10.0	162.7
Restructuring and other severance costs	0.3	2.3	2.2	-	-	4.7	9.5
Systems/organization establishment expenses	-	(0.4)	2.8	-	-	0.1	2.5
Acquisition and disposal costs	-	0.1	0.1	1.6	-	-	1.8
Acquisition method inventory charges	-	0.1	5.5	-	-	-	5.6
Refinancing expenses	-	-	-	-	-	0.9	0.9
Loss on early extinguishment of debt	-	-	1.9	-	-	17.2	19.1
Asset write-downs and other	(0.3)	0.1	0.2	0.5	-	(5.2)	(4.7)
Foreign exchange (gain) loss on financing activities, net	(0.6)	-	(0.2)	-	-	(5.8)	(6.6)
Other	-	(1.2)	0.7	-	-	0.1	(0.4)
Adjusted EBITDA from continuing operations	146.2	98.2	162.5	82.9	-	(34.5)	455.3
Discontinued operations - Advanced Ceramics	-	-	-	-	128.1	-	128.1
Total Adjusted EBITDA (a)	$ 146.2	$ 98.2	$ 162.5	$ 82.9	$ 128.1	$ (34.5)	$ 583.4

(a) Excludes discontinued operations of the Groupe Novasep, Electronics and plastic compounding businesses.

Rockwood
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59

Inc. from Cont. Ops. To Adjusted EBITDA – 2006 (a) Excludes discontinued operations of the Groupe Novasep, Electronics and plastic compounding businesses. Discontinued Titanium Operations - Surface Performance Dioxide Advanced Corporate Lithium Treatment Additives Pigments Ceramics and other Year ended December 31, 2006 Income (loss) from continuing operations before taxes 53.2 $ 49.5 $ 77.7 $ 18.5 $ - $ (123.3) $ 75.6 $ Interest expense, net 26.4 13.1 13.1 28.9 - 84.7 166.2 Depreciation and amortization 27.6 17.7 44.6 36.1 - 8.9 134.9 Impairment charges 2.2 - - - - - 2.2 Restructuring and other severance costs 0.8 1.1 1.2 - - 1.1 4.2 Systems/organization establishment expenses - 0.1 1.3 - - 7.1 8.5 Acquisition and disposal costs - 1.0 0.1 - - 0.8 1.9 Acquisition method inventory charges - - 0.8 - - - 0.8 Asset write-downs and other 0.2 0.1 0.4 0.1 - (1.2) (0.4) Foreign exchange (gain) loss on financing activities, net (0.1) 0.5 0.1 - - (9.1) (8.6) Other (0.9) (0.8) 1.4 (1.7) - 1.3 (0.7) Adjusted EBITDA from continuing operations 109.4 82.3 140.7 81.9 - (29.7) 384.6 Discontinued operations - Advanced Ceramics - - - - 104.8 - 104.8 Total Adjusted EBITDA (a) 109.4 $ 82.3 $ 140.7 $ 81.9 $ 104.8 $ (29.7) $ 489.4 $ ($ in millions) Consolidated

Inc. from Cont. Ops. To Adjusted EBITDA – 2005

($ in millions)	Lithium	Surface Treatment	Performance Additives	Titanium Dioxide Pigments	Discontinued Operations - Advanced Ceramics	Corporate and other	Consolidated
Year ended December 31, 2005							
Income (loss) from continuing operations before taxes	$ 41.4	$ 42.8	$ 90.7	$ 15.4	$ -	$ (62.7)	$ 127.6
Interest expense, net	22.9	7.1	20.6	30.8	-	100.8	182.2
Depreciation and amortization	26.0	16.5	34.5	34.9	-	8.7	120.6
Impairment charges	-	-	0.4	-	-	-	0.4
Restructuring and other severance costs	0.8	3.4	6.3	-	-	2.7	13.2
Systems/organization establishment expenses	-	(0.1)	0.3	-	-	3.6	3.8
Acquisition and disposal costs	-	-	0.2	-	-	0.9	1.1
Refinancing expenses	-	-	-	-	-	1.0	1.0
Management services agreement termination fee	-	-	-	-	-	10.0	10.0
Loss on early extinguishment of debt	-	-	1.1	-	-	24.8	25.9
Acquisition method inventory charges	-	-	1.1	-	-	-	1.1
Asset write-downs and other	-	(1.7)	0.2	-	-	-	(1.5)
Foreign exchange loss (gain) on financing activities, net	0.3	1.6	(1.0)	-	-	(113.1)	(112.2)
Other	-	(0.4)	(0.6)	-	-	(2.3)	(3.3)
Adjusted EBITDA from continuing operations	91.4	69.2	153.8	81.1	-	(25.6)	369.9
Discontinued operations - Advanced Ceramics	-	-	-	-	93.8	-	93.8
Total Adjusted EBITDA (a)	$ 91.4	$ 69.2	$ 153.8	$ 81.1	$ 93.8	$ (25.6)	$ 463.7

(a) Excludes discontinued operations of the Groupe Novasep, Electronics and plastic compounding businesses.

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Net Cash from Operations To Adjusted EBITDA

($ in millions)	Three months ended June 30, 2013	Three months ended June 30, 2012	Six months ended June 30, 2013	Six months ended June 30, 2012	Year ended December 31, 2012	2011	2010	2009	2008	2007	2006	2005
Net cash provided by operating activities from continuing operations	$ 85.4	$ 100.9	$ 134.2	$ 146.6	$ 444.9	$ 450.8	$ 478.0	$ 363.6	$ 279.6	$ 342.6 (a)	$ 251.8 (a)	$ 237.5 (a)
Changes in assets and liabilities, net of the effect of foreign currency translation and acquisitions	14.7	72.4	81.9	199.8	116.8	191.4	(48.5)	(90.6)	72.7	46.3	22.6	2.4
Current portion of income tax provision	10.1	27.5	20.6	53.0	81.3	98.1	36.3	29.8	38.5	37.2	29.3	28.2
Interest expense, net, excluding amortization of deferred financing costs and unrealized losses/gains on derivatives	22.0	13.5	49.3	32.3	76.4	91.8	158.6	174.1	164.0	166.7	195.2	198.5
Restructuring and other severance costs	2.8	3.7	9.9	17.9	45.5	14.5	5.0	20.3	34.1	12.0	5.3	15.7
Systems/organization establishment expenses	0.7	0.4	1.3	2.0	4.5	6.5	2.1	6.3	12.5	4.8	11.5	5.1
Acquisition and disposal costs	24.3	2.0	30.4	2.0	1.2	0.4	1.3	3.0	1.7	2.3	1.9	1.1
Acquisition mehtod inventory charges	-	-	-	-	3.3	-	-	-	6.9	5.7	1.1	-
Bad debt provision	(0.3)	(0.1)	(0.3)	(0.1)	(0.7)	0.2	1.2	(1.2)	(3.3)	1.2	-	(1.6)
Other	6.0	0.8	6.6	2.5	5.7	9.1	0.4	4.6	1.9	(4.4)	(0.8)	3.2
Proforma adjustments (b)	-	-	-	-	-	-	-	-	43.2	-	-	-
Discontinued operations adjustments (c)	-	-	-	-	-	-	-	-	-	(31.0)	(28.5)	(26.4)
Total Adjusted EBITDA (d)	$ 165.7	$ 221.1	$ 333.9	$ 456.0	$ 778.9	$ 862.8	$ 634.4	$ 509.9	$ 651.8	$ 583.4	$ 489.4	$ 463.7

(a) Includes our former plastic compounding business which was sold on January 7, 2011.

(b) Includes proforma adjustments primarily for the Kemira venture along with several bolt-on acquisitions completed in 2008.

(c) Primarily represents the Adjusted EBITDA of our former plastic compounding business which were sold on January 7, 2011.

(d) All figures above include the Advanced Ceramics business.

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Free Cash Flow Reconciliation Net of government grants received and proceeds on sale of assets. These amounts represent the cash impact of adjustments made to Adjusted EBITDA permitted under the Company's senior secured credit agreement. Free cash flow does not reflect the sale of discontinued operations. 2013 2012 2013 2012 2012 2011 2010 2009 2008 Net cash provided by operating activities 85.4 $ 100.9 $ 48.8 $ 47.6 $ 444.9 $ 450.8 $ 482.4 $ 369.6 $ 296.6 $ Capital expenditures, net (a) (85.0) (69.8) (67.6) (74.2) (286.4) (278.6) (181.4) (152.7) (219.5) Restructuring charges 6.4 4.2 5.7 3.8 16.7 10.5 9.4 41.3 7.2 Swap termination payments - - 3.7 - - 14.3 3.2 31.1 - Systems/organization establishment expenses - - - - 3.2 1.9 2.1 6.2 12.9 Excess tax benefits from stock-based payment arrangements 1.0 0.7 1.4 0.7 3.7 4.0 - - - Other (b) 12.0 3.0 2.5 3.4 6.5 4.3 4.6 6.1 (2.2) Free cash flow (c) 19.8 $ 39.0 $ (5.5) $ (18.7) $ 188.6 $ 207.2 $ 320.3 $ 301.6 $ 95.0 $ ($ in millions) Year ended December 31, Three months ended March 31, Three months ended June 30,

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